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		   SECURITIES AND EXCHANGE COMMISSION
			 Washington, D.C. 20549



			       FORM 8-K

			    CURRENT REPORT



		 Pursuant to Section 13 or 15(d) of the
		    Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  February 23, 2001

	  THE OHIO CASUALTY INSURANCE COMPANY EMPLOYEE SAVINGS PLAN
	  ---------------------------------------------------------
	   (Exact name of registrant as specified in its charter)




       OHIO                    333-69895                   31-0396250
      ------                 -------------               --------------
  (State or other        (Commission File No.)      (IRS Employer I.D. No.)
  jurisdiction of
  incorporation)




	   9450 Seward Road, Fairfield, Ohio            45014
	   ---------------------------------           -------
       (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:   (513) 603-2400
						     ----------------


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 Item 4      Changes in Registrant's Certifying Accountant
 -------     ---------------------------------------------

(a)  (1)     PricewaterhouseCoopers LLP has been the independent public
	     accountant for The Ohio Casualty Insurance Company Employee
	     Savings Plan (the "Plan"). On February 23, 2001, the Plan informed PricewaterhouseCoopers LLP that it would be dismissed as the Plan's independent public accountant upon completion of the audit for the fiscal year ended December 31, 2000.

     (2) For the two fiscal years ended December 31, 1999, the report of PricewaterhouseCoopers LLP on the Plan's consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

     (3) The decision to change the independent public accountant was recommended by the Retirement Committee of Ohio Casualty Corporation and approved by the Directors of The Ohio Casualty Insurance Company.

     (4) During the Plan's two fiscal years ended December 31, 1999 and through February 23, 2001, there were no disagreements between PricewaterhouseCoopers LLP and the Plan regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference thereto in its report on the financial statements for such years.

     (5) The Plan has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 28, 2001, is filed as Exhibit 16 to this Form 8-K.

(b) On February 23, 2001, the Directors of The Ohio Casualty Insurance Company approved the engagement of Ernst & Young LLP as independent public accountant for the Plan for the fiscal year ending December 31, 2001. During the Plan's two most recent fiscal years, and through February 23, 2001, the Plan did not consult with Ernst & Young LLP as to any type of audit opinion that might be rendered on the Plan's financial statements and the Plan did not consult with Ernst & Young LLP as to any matter that was either the subject of a disagreement or reportable event.


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			       SIGNATURES
			     -------------


		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



			    THE OHIO CASUALTY INSURANCE COMPANY



			    By: _____________________________________________
				Howard L. Sloneker III, Senior Vice President
				   and Secretary



Date:  February 28, 2001


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INDEX TO EXHIBITS


Exhibit        Description
Number         -----------
-------


16 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.